Acquisition of USA Entertainment Assets

USA NETWORKS INC

VIVENDI UNIVERSAL

December 17, 2001

Legal Disclaimer

This presentation contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside our control, including but not limited to: the risk that recently acquired operations will not be integrated successfully; that the synergies expected to be created as a result of recent acquisitions will not materialize; that Vivendi Universal will be unable to further identify, develop and achieve success for new products, services and technologies; that Vivendi Universal will face increased competition and that the effect on pricing, spending, third-party relationships and revenues of such competition will limit or reduce Vivendi Universal's revenue and/or income; that Vivendi Universal will be unable to establish and maintain relationships with commerce, advertising, marketing, technology, and content providers; and that Vivendi Universal will be unable to obtain or retain, upon acceptable terms, the licenses and permits necessary to operate and expand its businesses; as well as the risks described in the documents Vivendi Universal has filed with the U.S. Securities and Exchange Commission. Investors and security holders are urged to read those documents at the Commission's web site at www.sec.gov. Those documents may also be obtained free of charge from Vivendi Universal.

Table of Contents

Key Facts

Key Facts

- VU is taking control of USAi Entertainment assets (Cable TV, TV and movie production – 2001E Revenue: $1.8 Bn, EBITDA $0.6 Bn)
- Barry Diller will become CEO of US TV & film businesses, Vivendi Universal Entertainment « VUE »
- VU is reducing its interactive exposure but maintaining long term value through warrants in USAi, in addition to certain commercial agreements
- USAi content value is enhanced with the Echostar agreement
- Liberty Media will become a VU shareholder

Strategic Rationale

- **With this transaction, VU will be a major player in the six most rapidly-growing and valuable content businesses in the world : music, film, TV programming, cable channels, games and education**

  Adds 2 US content businesses to VU's portfolio :
  - Cable TV channels are one of the fastest growing media segments in the world
  - US TV production and distribution value are enhanced by integration into USG

- **Unrivaled management team**
  - Barry Diller is one of the most talented TV executives in the world
  - Ron Meyer and Stacey Snider to continue the strong momentum in the business
  - Pierre Lescure will focus on US/Europe integration and retain his key role in VU's movie business

Strategic Rationale

- **Operating Control & Financial Consolidation**
  - Breaks strategic deadlock; frozen landscape disappears
  - Reunites US and international TV production, distribution and cable channels
  - Consolidates access to powerful free cash flow
  - Simplifies financial structure by consolidating USAi Entertainment assets

- **Scalable global economics driven by compelling exportable content**

How are we paying for USA Entertainment assets?

	30 day Average	At 12/14/01
■ **314 mm USAi shares currently owned by VU** (received in 1998 Seagram transaction)	**US$6.9Bn**	**US$7.5Bn**
■ **32 mm VU treasury shares swapped to Liberty Media for USAi shares** (1)	**1.6**	**1.6**
■ **Cash and securities**	**1.3**	**1.3**
• Cash (2)	1.6	1.6
• $ 750mm face value 5% Series A Pfd 20Yr	0.5	0.5
• USAi Warrants received by VU	(0.8)	(0.9)
■ **Value of put/call on 5.5% of VUE not owned at closing**	**1.0**	**1.0**
■ **Less : Value of USAi emerging networks & USA films**	**(0.5)**	**(0.5)**
TOTAL	**$10.3bn**	**$10.8bn**

1 Excludes VU treasury shares used to acquire Multithematiques from Liberty Media
2 Equivalent to cash received in 1998

VIVENDI UNIVERSAL

How do we value USA Entertainment assets?

- Paid approximately $10 – $11 Bn
- Approximately 17x 2002E EBITDA, pre-synergies
- Approximately 13x 2002E EBITDA, post-synergies

What is the financial impact for VU shareholders?

- Consolidating EBITDA (≅$0.6Bn pre-synergies) and additional free cash flow (≅$0.35Bn pre-synergies) without creating new VU shares (except for 32mm swapped to Liberty instead of being cancelled by year end – excluding MultiThematiques)
- 2002E EBITDA ≅ +10% pre-synergies and +7% pre-synergies on a per share basis
- Net pre-GW accretion per share ≥ 0.20€/share pre-synergies

What does this transaction achieve?

- **Full integration of USG and USA Entertainment**
- **Facilitates synergies by combining:**
  - Film and TV libraries (USG) and TV channels (USAi)
  - Film production (USG/USAi) and TV production (USAi)
- **Provides VU with attractive US distribution assets in the least capital-intensive way**
- **Maximizes the value of the Echostar strategic agreement**

VIVENDI UNIVERSAL

What does VU look like afterwards?

- **Truly global media group**
  - ➔ **USA : € 12Bn and 40% of 2002 PFE revenue**
  - ➔ **France : € 13.5Bn and 45% of 2002 PFE revenue**
  - ➔ **Europe : € 4.5 Bn and 15% of 2002 PFE revenue**
- **World leader in key content, both global and local (music, movies, games and education)**
- **Strong global satellite distribution, controlled in Europe and via Echostar agreement in the USA**
- **Integrated where it needs to be (TV – movies)**

What remains to be done?

- 2001 – integration and addressing US relative weaknesses (Integration/distribution)
- 2002 – integration and internal growth
- De-leveraging by sale of remaining non-core assets
- US GAAP debt/EBITDA < 3x

The Transaction

Transaction Overview

Vivendi

- VU is taking control of USA media assets
  - → Cable channels
  - → TV studio
  - → Film studio
- Consideration of $10-11bn, 80% of which with USAi / treasury VU shares; rest in cash/deferred payment
- Assets to be merged with Universal Studios Group
- Barry Diller to manage integrated US TV & Films group
- VU will hold 12.4% (pledged) of USAi interactive, and will own warrants for 12.5% of USAi's equity

USA

- Recapitalized with the cancellation of the 40% of Vivendi's ownership in USAi, $4.2bn of cash and other securities
- Removal of all governance arrangements
- Focused interactive strategy (proceed with Expedia acquisition)
- Barry Diller remains chairman

Liberty

- Swaps 8% of its position in USA into VU shares
- Sells ownership of its MultiThématiques stake to VU for additional shares
- Remains long-term shareholder of VU and USAi

The Transaction: Step-by-Step Overview

Step 1: Acquiring Additional USA Shares from Liberty

- VU to acquire additional USAi shares from Liberty to be used as consideration to acquire media assets
- VU to increase ownership in MultiThématiques to 64% and consolidate
- Liberty becomes a 3.6% (1) shareholder of VU



VU
37.4m shares
Liberty
63.7m USAi shares
27.4% MultiThématiques

1 Based on treasury method and under US GAAP.

VIVENDI UNIVERSAL

The Transaction: Step-by-Step Overview

Step 2: Taking Control of USA Entertainment Assets

Consideration

- USA equity 377m shares
- $1.62 Bn cash
- $0.75 m 20 Y Preferred Stock
- 6% of VUE
- VU to retain 12.4% pledged plus warrants of USAi
- Commercial agreements with VU
  - ➔ Common "ring" of internet properties, cross marketing & promotion


Entertainment Assets
VU
USA
320m + 57m shares
$1.62 cash
$0.75 Pfd
VU
USA
12.4% pledged + warrants
93%
5.5%
Universal/USA Media

The Transaction: Summary

Pre-Transaction



VU
Liberty
37%
20%
27%
40%
USG
USA*
MTH
Entertainment
Interactive

Post-Transaction



VU
3.6%
Liberty
64%
20%
Warrants +
12.4% pledged
93%
USA
MTH
6%
USG + USA
Entertainment
Interactive

* BD effectively controls 90% of USA's voting power

Barry Diller Position/Management

- Barry Diller will serve as CEO, no specific rights. He will receive 1.5% of common equity of the JV (VUE) with a minimum value of $275 million
- BD will remain a force behind the business and will continue to drive the combined USG / USA Entertainment platform forward
  - ➔All current talent in USG (Ron Meyer, Stacey Snider) will remain in place to continue the strong momentum in the business and preserve the current success of USG

Barry Diller Position/Management *(continued)*

- Pierre Lescure will focus on US / Europe Integration and will keep his key role in all VU movie business

- A worldwide Entertainment Committee to be created and to gather every month all VU Entertainment CEOs to ensure coherence of VU Entertainment strategy and success of the integration
  - → Committee chaired by JMM along with PL
  - → 12 - 15 members

Consequences for VU

Impact on VU

Pre-Transaction	Post-Transaction
VU owns 40% of USAi, including entertainment assets	VU will own 93% of entertainment assets
Shareholder agreement prevents consolidation/integration of growth	VU will have absolute control Full consolidation Full opportunity for integration and growth
Management/control of USA given by VU to BD exclusively as long as he remains CEO	BD will serve as CEO of VUE
Right of first refusal on TV product for USA—freeze on any Universal TV initiative	Combined Universal/USA TV platform will capitalize on opportunities in the US and abroad
Limited US distribution abilities	US distribution issues solved

Revenue Synergies: Preliminary Outlook (2002-05)

Conservative First Approach

Initiative	Annual Opportunity
Leverage Universal movie franchise on USA channels	\$5 - \$10m
Creation of new channels based on Universal products	\$10 - \$20
Cross-marketing/promotion between US and European cable channels	\$5 - \$10
Opportunities for USA films and Universal Studios (new label repositioning)	\$15
Estimated Revenue Synergies	\$35 - \$55m

The opportunity for new channel creation and monetization of Universal content on Echostar platform will have a multiplier effect on revenue synergies

Cost Synergies: Immediate Outlook (2002)

Initiative	Annual Opportunity
■ TV production integration	$10m
■ Film production integration	$20
■ Integration of "spine" functions	$10
■ Other	$5 - $10
Estimated Cost Synergies	**$40 - $50m**

US Distribution Issue Now Addressed

- The “super-cable” (AT&T Broadband/Comcast/AOL/Cox) and “super DTH” (DirecTV/Echostar) platforms will hold strong positions in the US media business
- The strong “content factories” like AOL TW, Disney, Viacom have already consolidated their positions in TV and films
- The VU-USA combination will allow us to catch up with the competition and together with our Echostar Agreement will give a very strong position in US distribution (opportunities to leverage quickly our Echostar channel agreement)
- The transaction will significantly increase VU’s involvement and visibility in the US market, with nearly 40% of total pro forma revenues and 60% of non-telecom EBITDA

VIVENDI UNIVERSAL

Echostar transaction

- VU has announced a $1.5bn investment in Echostar with downside protection
- This strategic partnership in Satellite Distribution gives VU strong operational cooperation in :
  - ➔ Technology
  - ➔ PPV / VOD Services
  - ➔ New channels
  - ➔ Interactive services
- This transaction will enhance the value of the USA transaction

Financial consequences

- The transaction will be accretive on our P/L (M€)

	2002E	
Additional Turnover	2.235	
Additional VU Ebitda	604	
Additional Synergies	67	
Total Ebitda	671	+10%
Additional VU number of shares	+37	
Accretion Per share	0.65	+8%
Financial impact	(104)	
Additional minority interests + cancellation all USA Equity consolidation	(375)	
Total Net income pre GW & Intangible	192	
Accretion Per Share	0.20	
Additional free Cash Flow	454	
Accretion per share	0.44	

1 full consolidation

Financing the Transaction

Key Principles

- Use of non-EBITDA/non-consolidated assets as source of capital to consolidate strategic assets
- Use of treasury shares to finance portion of equity consideration
- Over 80% of total consideration is equity/equity linked
- Commitment to continuing de-leveraging of Vivendi balance sheet
- Assets acquired have significant free cash flow (more than $350m annually)

Financing the Transaction

Cash Sources of Capital		Cash Uses	
9% Vivendi Environment disposal	$1bn	Cash consideration	$1.6bn
Partial divestiture of BSkyB shares	$1.5bn	Echostar consideration	$1.5bn
Total Sources	$2.5bn	Total Uses	$3.1bn

- *Cash portion of the transaction is nearly pre-financed, nevertheless VU is commited to further reduce its leverage during 2002*

VU Financial Profile: By Geography (2002E)


Revenue Pre-Transaction
US
28%
France
49%
Europe
23%
Revenue Post-Transaction
France
45%
US
40%
Europe
15%

VU Financial Profile: By Business Line (2002E)

Revenue

Pre-Transaction


Internet
2%
Music
25%
Telecom
28%
Publishing
13%
TV & Films
32%

Post-Transaction


Internet
2%
Music
24%
Telecom
26%
Publishing
12%
TV & Films
36%

Conclusion

Conclusion

- A positive transaction for both sides that will allow strong refocusing and more synergies
- Both companies will benefit from Barry Diller's expertise
- Significant accretion for VU, thanks to the structure of the transaction
- Together with the acquisition of MultiThématiques, VU is building a truly international TV content factory
- Acquisition of USA + Echostar fully addresses US integration/distribution issue

Appendices

The US Television Industry

Organization of the Industry


Broadcast Networks
Stations
Airwaves
Viewers
Producers & Library Owners
Cable Networks
Cable & Satellite Operators
USG
USA
Echostar

The Top Five Networks

By Revenue

Rank	Network	2002E ($bn)
1	ESPN	$1,710
2	TNT	1,327
3	Nickelodeon	1,263
4	*USA Network*	*1,002*
5	CNN + HN	896

By Prime-Time Ratings

Rank	Network	Rating (2000)
1	*USA Network*	*2.07*
2	TBS	1.85
3	Cartoon Network	1.74
4	Lifetime	1.73
5	Nick at Nite	1.69

Network Economics: USA Network (2000A)


License Fees
(42% of revenue)
Advertising
(56% of revenue)
USA
NETWORKS
INC
Free Cash Flow
Programming Expenses

VIVENDI UNIVERSAL

Main Assets

- USA Networks (USA) is organized within two groups

The Entertainment Group		The Interactive Group	
USA Network	USA Network is among the top three networks in basic cable in terms of prime time viewing of adults ages 24-54. 2002E subscribers: 85m Sales : $808 m Advertising $407 m License Fees $401 m EBITDA $391m	**Home Shopping Network**	Its 24-hour programming pioneered the electronic retailing industry in 1977. Reaches 160 million households worldwide
Sci-Fi Channel	SCI FI ranks in the top 10 among basic cable networks in its delivery of adults, women and men ages 25-54. 2002E subscribers: 78m Sales : $314m Advertising : $194m License Fees : $120m EBITDA : $124m	**Ticketmaster** 68%	The world's leading ticketing and access company. It also operates Citysearch, a leading online local network, and Match.com, a leading online paid personal service

Main Assets *(continued)*

- USA Networks (USA) is organized within two groups

The Entertainment Group		The Interactive Group	
Emerging Networks	A newly formed division, which is comprised of Trio, News World Intern. (NWI) and Crime. 2002E subscribers: 41m Sales : $30m EBITDA : $(35)m	HRN (70%) Expedia (75%)	Hotel Reservation Network is the world's leading provider of discount hotel accommodations. Expedia is a leading online travel agent with superior search technology, packaging capabilities and merchant inventory
Studios USA	One of the top producers of primetime network and first-run syndicated programming. One of the biggest TV libraries in the world (including the Law & Order franchise and 3 of the top 7 talk shows) Sales : $521m EBITDA : $83m	ECS/Styleclick (75%)	Provides e-commerce technologies and services enabling brands to sell online.
USA Films	Gramercy Pictures, October Films, USA Home Entertainment (new operations) Sales : $184m EBITDA : $(28)m	PRC	Global leader in Customer Relationship Management and outsourced customer care.

Key Figures

USA key figures (in $bn)

	Entertainment Group		Interactive Group
	2001 E	2002 E	2001E
Revenue	1.8	1.86	3.7*
Growth		*+2%*	
EBITDA	0.59	0.53**	0.34
Margin	32%	29%	10%
EBITDA without USA Films & Emerging Networks	**0.6**	**0.6****	**0.34**
Margin	33%	32%	(9%)

* Mostly HSN – electronic retailing
** 2002 : advertising slowdown but likely to rebound in 2003

Key Figures *(continued)*

USAi key figures (in €) –

	Entertainment Group		Interactive Group
	2001 E	2002 E	2001E
Revenue	2.0	2.1	4.1*
Growth		*+2%*	
EBITDA	0.65	0.60**	0.38
Margin	32%	29%	9%
EBITDA without USA Films & Emerging Networks	**0.7**	**0.7****	**0.38**
Margin	33%	32%	(9%)

* Mostly HSN – electronic retailing
** 2002 : advertising slowdown but likely to rebound in 2003

USA Network: Key Indicators


Avg. License
Fee/Sub/Month
2000


YE
Subs
2000


($) CPM
Avg. 24-Hour
Ratings
2000

Source: Kagan Economics of Basic Cable 2001

Sci-Fi Network: Key Indicators


Avg. Licence Fee/Sub/month
0.00
0.00
0.11
0.12
2000


YE Subs
2000


($) CPM
Avg. 24 Hour Ratings
0.44
0.40
0.00
0.00
2000

Source: Kagan Economics of Basic Cable 2001.

VIVENDI UNIVERSAL

Acquisition of MultiThématiques Interest

- MultiThématiques has been created by Canal+ in 1995 with Liberty Media
- MultiThématiques (MTH) is the leading pan-European cable & satellite theme channel provider with over 20m subscribers (10m France – 10m Intl.). It sells its content mainly to Canal+ owned DTH platforms as well as cable operators

Planete	• Leading European channel dedicated to documentaries (mainly history but also nature, animals, sports, travel…) • Broadcasted in France (1988, Canalsatellite), Italy (1997, D+), Poland (1996, cable and Cyfra+) and Germany (1997, Premiere)
CineCinema	• Dedicated to recent movies • Broadcasted in France (1991, Canalsatellite), Italy (1997, D+) and Scandinavia and Benelux (1999, CanalDigitaal)
CineClassics	• Dedicated to classic movies, black and white movies from the 30's to the 60's • Broadcasted in France (1991, Canalsatellite), Spain (1994, Canalsatellite Digital), Italy (1997, D+)
Canal Jimmy	• Youth lifestyle with a focus on those passionate for music, cars, series • Broadcasted in France (1991, Canalsatellite), and in Italy (1997, D+)
Seasons	• Dedicated to the nature, fish and hunting (documentaries, reports,…) • Broadcasted in France (1996, Canalsatellite), Italy (1997, D+), Poland (1999, Cyfra+) and Spain (1997, Canasatellite Digital)
EuroChannel	• A generalist channel mixing various European TV shows • Acquired for $8m from TVA (a subsidiary of Abril)

Acquisition of MultiThématiques Interest *(continued)*

- Total 2002 Sales : € 170m
- Total 2002 EBITDA: € 10m
- This European JV (now 37% VU, 27% Lagardere, 27% Liberty Media, 9% CDC) needs to be further integrated within VU organization with a potential strong operational partnership with Lagardere in the French market
- Together with USA assets, USN (International Universal cable channel – 13th street) and Expand, it will allow us to build a truly International platform in cable TV and TV production and facilitate further consolidation

Details of the Proposed Transaction

- **Transaction structure**
- **USA and VU will form a JV entity that will own the Universal Studio Group ("USG"i.e Universal Studio + Theme parks only) and the entertainment assets of USAi (USA Entertainment) and will be 93% owned and controlled by VU**
- **Consideration to USA**
  - ➔ **Cancellation of 320.9 million USAi LLC Units (convertible into USAi stock on a 1:1 ratio), 282.2 m of existing LLC held by VU + 38.7 m LLC bought by VU from Liberty;**
  - ➔ **$1.62 bn in cash provided on a tax-deferred basis in the form of a Leveraged Partnership Distribution ("LPD");**
  - ➔ **5.4% in a common retained equity minority stake in the JV - stake is subject to a Put/Call arrangement callable by VU after 5 years, puttable by USAi after 8 years;**
  - ➔ **$0.75bn Face Value Series A Preferred Stock of the JV accreting at 5% PIK and with a 20 year life, settled at maturity in cash or VU shares**
  - ➔ **$1.75bn Series B Preferred Stock in the JV with a 20 year life, 3.6% cash-pay and 1.4% PIK, settled at maturity in a number of shares of USAi common stock equal to the lesser of:**
    - Shares having a market value equal to the accreted value, or
    - 56.6 million USAi shares

Details of the Proposed Transaction *(continued)*

- Barry Diller
  - ➔ BD will receive $275 million through a 1.5% common retained equity minority stake in the JV. Stake is subject to a Put/Call arrangement callable by VU at anytime, puttable by BD after the first anniversary of the transaction at the greater of Fair Market Value and $275m
- Liberty Media
  - ➔ Liberty will sell to VU 27.4% of MultiThématiques + an aggregate of 63.7 mm Units and Shares in the LLC and USA in exchange for 37.4m VU treasury stock (3.6% shareholding). 50% of the VU stock will be locked up.
  - ➔ 39.6 mm high-basis shares and LLC units in a taxable transaction
  - ➔ 23.7 mm LLC units and USAi shares in a tax-free transaction
  - ➔ LLC shares are cancelled by USAi and USAi shares are used to collateralize the Preferred B

Details of the Proposed Transaction *(continued)*

- Warrants Issued to VU
  - ➔ USAi will issue the following classes of warrants to VU
    - 24.19 mm at $27.50/share representing 5% of USAi equity
    - 24.19 mm at $32.50/share representing 5% of USAi equity
    - 12.09 mm at $37.50/share representing 2.5% of USAi equity
- Governance and Other Terms
  - ➔ BD will serve as CEO of the JV neither USAi nor BD having specific rights
  - ➔ Value to the Preferred A to be protected in case of sale of assets
  - ➔ VU will retain board 2 board seats in USAi for as long as it maintains a minimum equity interest in the Company
  - ➔ VU will have no other special governance rights in USA Remainder Co.
  - ➔ There will be a non-compete from USAi and BD in favor of the JV and a standstill agreement from VU in favor of USAi
  - ➔ Existing TV distribution agreement will terminate